Exhibit 99.1

                                    Contact:  William J. Small
                                              Chairman, CEO & President
                                              First Defiance Financial Corp.
                                              Phone: (419) 782-5015
                                              Email: bsmall@first-fed.com
                                                     --------------------

                                              H. Lee Dunn, Jr.
                                              President and CEO
                                              The Genoa Savings and Loan Company
                                              Phone: (419)855-8326
                                              Email: ldunn@genoasavings.com
                                                     ----------------------


               FIRST DEFIANCE FINANCIAL CORP. TO ACQUIRE THE GENOA
                            SAVINGS AND LOAN COMPANY


o    Acquisition adds $84 million in deposits and $72 million in loans

o Provides for further expansion in metropolitan Toledo, Ohio area; branches will be re-branded under First Federal Bank of the Midwest

o    Accretive to earnings in the first full year of operations

o    Transaction is expected to close late in first quarter of 2005


Defiance, OH and Genoa, OH (October 13, 2004)--First Defiance Financial Corp. (NASDAQ: FDEF) and Genoa Savings and Loan Company (Genoa, Savings) today announced the execution of a definitive agreement for First Defiance to acquire Genoa Savings. With $94 million in assets, Genoa Savings has a total of four locations in the greater Toledo, Ohio market area including banking offices in Genoa, Oregon, Maumee and Perrysburg, Ohio. Combined, the banking offices had $84 million in deposits and $72 million in loans at June 30, 2004. First Defiance Financial Corp. and Genoa Savings anticipate that the transaction will be completed late in the first quarter of 2005, pending regulatory approvals, the approval of shareholders of Genoa Savings and completion of other customary closing conditions.

First Defiance will pay $30.22 per share in cash for the approximately 360,000 outstanding shares of Genoa Savings, a value of $11.0 million including the


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cash-out of unexercised stock options. First Defiance will operate the acquired locations as branches of its subsidiary, First Federal Bank of the Midwest.

First Defiance Chairman, CEO and President William J. Small said the acquisition has tremendous strategic value for First Defiance. "The addition of these banking offices greatly enhances our presence and gives us an excellent opportunity to jump-start our expansion efforts in the very attractive Toledo market area," said Mr. Small. "Genoa Savings has advantageous locations in communities that will appreciate First Federal Bank's community bank focus."

First Defiance made its initial entry into the Toledo market when it established a loan production office in May 2002. In early 2004, First Defiance opened a full-service banking center on Dussel Drive in the Toledo suburb of Maumee. Mr. Small noted that the Genoa Savings branch located in the same area in Maumee likely would be consolidated into the Dussel Drive facility. "Our two branches in Maumee are only about a mile apart," said Mr. Small. "We will be improving efficiency by utilizing the larger Dussel Drive location."

Genoa Savings has operated as a traditional savings and loan for much of its history, focusing primarily on making mortgage and other loans to retail consumers and small developers. Mr. Small indicated that as part of the First Federal Bank network, Genoa customers will have access to a wide variety of banking products and services. "We believe that First Federal Bank's reputation


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                                                                    Exhibit 99.1

for customer service combined with a local decision-making strategy will benefit individual and business customers at these new additions to our branch network," commented Mr. Small. "We look forward to working with the staff, customers and shareholders of Genoa Savings and Loan."

"We believe that the proposed acquisition of Genoa Savings by First Defiance is the right move for our shareholders, customers, employees and communities," commented H. Lee Dunn, President and CEO of Genoa Savings. "First Defiance has a reputation for providing outstanding customer service and for being a good corporate citizen. We are excited about this opportunity and believe it is a good fit."

First Defiance recently announced the planned acquisition of ComBanc Inc. and its subsidiary, The Commercial Bank of Delphos, Ohio, which when completed will add four banking offices to the southern portion of First Federal Bank's footprint. That acquisition is expected to close early in the first quarter of 2005. With the addition of the three Genoa Savings offices that will be retained, along with the ComBanc banking offices, First Defiance will operate 26 First Federal Bank branches and 32 ATM locations in 12 northwest and west central Ohio counties.

"This acquisition is consistent with our announced strategy to grow in existing and adjacent markets and we have a detailed plan in place to integrate the ComBanc branches and then the Genoa branches into our network and culture," said Mr. Small. "We realize it's a challenge but it's one I know we'll be able to handle based on the experience and expertise of our retail, operations, human resources and training teams."

Management expects the transaction to be accretive to earnings by $.01 to $.03 per share in 2005 with no revenue synergies assumed. Management estimates that annual pre-tax expense reductions will be approximately $1.7 million with approximately 75% to be realized in the first 12 months and 100% thereafter. Those savings equal approximately 35% of Genoa Savings and Loan's annualized expense base. The companies expect one-time costs, including acquisition-related and restructuring charges, will not exceed $2.35 million on a pre-tax basis over the integration period. Upon completion of this acquisition as well as the ComBanc acquisition, on a pro forma basis using June 30, 2004 data, First Defiance Financial Corp. will have $1.37 billion in total assets and $1.01 billion in total deposits.


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                                                                    Exhibit 99.1

The Genoa Savings and Loan was advised by Friedman Billings Ramsey, and its legal counsel was Vorys, Sater, Seymour and Pease, LLP. First Defiance was advised by Austin Associates LLC and its legal counsel was Shumaker, Loop & Kendrick, LLP.


About First Defiance Financial Corp.

First Defiance Financial Corp., headquartered in Defiance, OH, is the holding company for First Federal Bank of the Midwest and First Insurance and Investments. First Federal operates 19 full service branches, and 25 ATM locations in northwest Ohio. First Insurance and Investments is the largest property and casualty insurance company in the Defiance, OH area and specializes in life and group health insurance and financial planning. For more information, visit the company's Web site at www.fdef.com.
                                ------------

About The Genoa Savings and Loan Company.

The Genoa Savings and Loan Company is a savings and loan association that operates primarily in Genoa, Oregon, Perrysburg and Maumee, Ohio. For more information, visit the company's Web site at www.genoasavings.com.
                                             --------------------

Safe Harbor Statement

This release may contain forward-looking statements about First Defiance Financial Corp., The Genoa Savings and Loan Company, and/or the combined company within the meaning of Sections 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. This press release may contain certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of First Defiance Financial Corp., The Genoa Savings and Loan Company, and/or the combined company including statements preceded by, followed by or that include the words or phrases such as "believes," "expects," "anticipates," "plans," "trend," "objective," "continue," "remain" or similar expressions or future or conditional verbs such as "will," "would," "should," "could," "might," "can," "may" or similar expressions. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1)


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competitive pressures among depository institutions increase significantly; (2)
changes in the interest rate environment reduce interest margins; (3) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions;
(4) general economic conditions, either national or in the counties in which First Defiance Financial Corp., The Genoa Savings and Loan Company, and/or the combined company do business, are less favorable than expected; (5) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (6) changes and trends in the securities markets; (7) legislative or regulatory changes or actions, or significant litigation, adversely affect First Defiance Financial Corp., The Genoa Savings and Loan Company, and/or the combined company or the businesses in which First Defiance Financial Corp., The Genoa Savings and Loan Company, and/or the combined company are engaged; (8) difficulties in combining the operations of The Genoa Savings and Loan Company, and/or other acquired entities and (9) the impact of reputational risk created by the developments discussed above on such matters as business generation and retention, funding and liquidity. We undertake no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release. Further information on other factors which could affect the financial results of First Defiance Financial Corp. after the merger are included in First Defiance Financial Corp. filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission's website at http://www.sec.gov.